UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			November 7, 2019

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579		73-1481638
(Commission File Number)		(IRS Employer Identification No.)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 856,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 25.5 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.
On November 7, 2019, the Company issued a press release describing the Company's consolidated financial results for the quarter ended September 30, 2019, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company reported earnings of $1.25 per diluted share for the quarter ended September 30, 2019 as compared to $1.02 per diluted share for the quarter ended September 30, 2018. OG&E contributed earnings of $1.13 per diluted share for the quarter ended September 30, 2019, compared to $0.92 per diluted share for the same period in 2018. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated November 7, 2019, announcing OGE Energy Corp. reports third quarter results.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

November 7, 2019